Exhibit 5.1
[Letterhead of Pillsbury Winthrop Shaw Pittman LLP]

50 Fremont Street	MAILING ADDRESS
San Francisco, CA 94105	P.O. Box 7880
Tel 415.983.1000	San Francisco, CA 94120
Fax 415.983.1200	www.pillsburylaw.com
June 7, 2007

Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, California 93940
Ladies and Gentlemen:
We are acting as counsel for Century Aluminum Company, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) of 8,337,500 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), all of which are authorized but heretofore unissued shares to be offered and sold by the Company (including 1,087,500 Shares subject to the underwriters’ over-allotment option), pursuant to the Registration Statement on Form S-3 (File No. 333-143315) filed by the Company with the Securities and Exchange Commission (the “Commission) on May 29, 2007 (the “Registration Statement”) and related prospectus, dated May 29, 2007 (the “Prospectus”), and the preliminary prospectus supplement (subject to completion), dated May 29, 2007, and prospectus supplement, dated June 7, 2007, relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act (collectively, the “Prospectus Supplement”).
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, the Prospectus, and the Prospectus Supplement and in accordance with the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof, will be validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K incorporated by reference in the Registration Statement and to the use of our name under the captions “Legal Matters” in the Prospectus Supplement and the Prospectus. In

giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP